Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in the prospectus forming part of Post-Effective Amendment No. 1 to the Registration Statement (Form F-3 No. 333-161634) of AngloGold Ashanti Limited (the “Company”), AngloGold Ashanti Holdings plc, and AngloGold Ashanti Holdings Finance plc (together with AngloGold Ashanti Holdings plc, the “Subsidiaries”) for the registration by the Company of its ordinary shares, debt securities, and warrants and rights to purchase ordinary shares, and by the Subsidiaries of their debt securities, and to the incorporation by reference therein of our reports dated April 19, 2010 with respect to the consolidated financial statements of the Company and the effectiveness of internal control over financial reporting of the Company for the year ended December 31, 2009 appearing in the Company’s Form 20-F for the year ended December 31, 2009 filed with the Securities and Exchange Commission on April 19, 2010.
/s/ Ernst & Young Inc.
Ernst & Young Inc.
Registered Auditor
Johannesburg, Republic of South Africa
April 20, 2010